EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF UNH CORP

The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted of each director and executive officer of UNH. All of the directors and executive officers are citizens of the United States, except for Mr. Leatherdale, who is a citizen of Canada.

DIRECTORS OF UNH	PRESENT PRINCIPAL OCCUPATION	ADDRESS
Richard T. Burke	Non-executive Chairman of UNH	9900 Bren Road East Minnetonka, Minnesota

William C. Ballard, Jr.	Of Counsel of Greenbaum Doll & McDonald PLLC	9900 Bren Road East Minnetonka, Minnesota

Stephen J. Hemsley	President and Chief Executive Officer of UNH	9900 Bren Road East Minnetonka, Minnesota

James A. Johnson	Vice Chairman of Perseus, LLC	9900 Bren Road East Minnetonka, Minnesota

Thomas H. Kean	Director of UNH	9900 Bren Road East Minnetonka, Minnesota

Douglas W. Leatherdale	Director of UNH	9900 Bren Road East Minnetonka, Minnesota

Mary O. Mundinger, DrPH	Dean of School of Nursing, and Centennial Professor in Health Policy, and Associate Dean of Faculty of Medicine, Columbia University	9900 Bren Road East Minnetonka, Minnesota

Robert L. Ryan	Director of UNH	9900 Bren Road East Minnetonka, Minnesota

Donna E. Shalala, PhD	President, University of Miami	9900 Bren Road East Minnetonka, Minnesota

Gail R. Wilensky, PhD	Senior Fellow, Project HOPE	9900 Bren Road East Minnetonka, Minnesota

EXECUTIVE OFFICERS OF UNH	PRESENT EMPLOYMENT	ADDRESS
Stephen J. Hemsley	President and Chief Executive Officer	9900 Bren Road East Minnetonka, Minnesota

G. Mike Mikan	Executive Vice President and Chief Financial Officer	9900 Bren Road East Minnetonka, Minnesota

Richard H. Anderson	Executive Vice President of UNH and President of Commercial Services Group	9900 Bren Road East Minnetonka, Minnesota

Forrest G. Burke	Acting General Counsel	9900 Bren Road East Minnetonka, Minnesota

Lois E. Quam	Executive Vice President of UNH and President of Public and Senior Markets Group	9900 Bren Road East Minnetonka, Minnesota

Eric S. Rangen	Senior Vice President and Chief Accounting Officer	9900 Bren Road East Minnetonka, Minnesota

David S. Wichmann	Executive Vice President of UNH and President of Individual and Employer Markets Group	9900 Bren Road East Minnetonka, Minnesota

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